GOLDEN PATRIOT CORP.

Symbol: *GPTC OTC:BB* **Email:** *info@goldenpatriotcorp.com* **Website:** *www.goldenpatriotcorp.com* **Tel:** *1.866.465.3616*

Exploring for Gold in Nevada

Dun Glen Project - Highlights

1. Historic production on the property is several hundred thousand ounces of Gold from three seperate mines.

2. Newmont Mining the previous owners spent $500,000 doing geochemistry, geophysics and builing roads and pads bringing the project to drill ready status

Investor Relations

Tel: **1.866.465.3616**

E-mail: **info@goldenpatriotcorp.com**

Web: **http://www.goldenpatriotcorp.com**

3. Numerous chip samples over one ounce of gold per ton and up to 2.24 ounces gold per ton including visible gold both in rock chip samples and drill core.

4. At least two vein sets with up to 7000 feet of strike length.

5. 100% ownership in a large land position with over 80 claims covering 800 hectares in the highly productive Sierra mining District of north central Nevada.

6. Mesothermal systems are known to contain high gold grades, extend to significant depths, and traditionally yield very large numbers of ounces.

Dun Glen Project: Monroe Mines



Symbol: GPTC OTC:BB

"The high gold and silver values, the potential overall strike-length of about 1.5 miles, and the potential for significant dip extent requires that a modern exploration effort be undertaken. This property clearly warrants an aggressive exploration effort. Claim acquisition should begin as soon as possible."

Ken Snyder, 27 July 2001
Chief Geologist at Newmont Gold

From a memo to Pierre Lasonde then Chairman of Franco Nevada now Chairman of Newmont Gold post merger with Franco Nevada. Ken Snyder was then chief geologist at Franco Nevada and became chief geologist at Newmont Gold.

"The Sierra Claims possess significant potential for gold resources additional to those postulated for the Dun Glen. Numerous gold mineralized, quartz veins cutting lithologies identical to those of the Dun Glen Project imply that bonanza-grade gold deposits may occur in the Sierra Claims. In addition outcrops of true jasperoids. traditional Carlin-type pathfinder metal enrichment, and leached, altered "dirty" carbonates on the claims suggest a potential for bulk tonnage epithermal gold deposits."

Charles Sulfrian, 21 October 2003
General Supervisor for Exploration Drilling and Senior Geologist


1.000
0.600
0.400
0.200
0.070
3000
2000
1000
May
Jun
Jul
Aug
Sep
Oct

Charles Sulfrian, Exploration Manager, brings more than twenty-five years geologic experience to the company. After three years in energy minerals, he started work at what became Barrick's Gold Strike Mine along northeastern



Dun Glen Project:
Gold Bug Surface Stopes



Dun Glen Project:
Mine Entrance (Production)



Dun Glen Project:
Outcoppings - Chip Samples up ....

Nevada's Carlin Trend in January of 1981. In April of 1982, while staking claims over what would become the Post Deposit, Charles sampled altered and mineralized jasperoids outcropping within the claims. These samples proved to be the initial discovery leading to the first rotary holes drilled into the Post Oxide Deposit. (The first hole drilled at Post intercepted 120 feet of 0.280 opt gold from 320 to 440 feet deep.) During his tenure with WSMC and Barrick Gold Corporation Charles spent four years as District Geologist for Barrick Gold investigating exploration and acquisition opportunities throughout the western US. He returned to the Goldstrike Mine in September 1991 to assume the duties of General Supervisor for Exploration Drilling and Senior Geologist.

"The Dun Glen Prospect has good exploration potential for high-grade ore bodies with the possibility to reach or exceed a total of 1 million ounces."

E.L. "Buster" Hunsaker III, April 2003
Now a Director of Golden Patriot Corp.

May 1993 to May 1995
Project Geologist, Newmont Exploration Ltd. Carlin, Nevada
Identified targets via geologic mapping and geochemical sampling. Supervised and assisted with exploration program to evaluate deep targets around the Post-Betze deposit. Worked as part of Carlin Trend Exploration Group responsible for 10 million-ounce gold additions to reserve base. Part of generative group, responsible for transfer and implementation of NEL Great Basin Exploration to Carlin.

Debut Project


Nevada, USA

Potential shallow, economic gold mineralization is suggested by the numerous high gold values, high trace element values, and widespread alteration.

A 21 hole drill program by Pegasus Gold intercepted wide zones with values up to 15 feet of .038 ounces per ton gold and a high of .079 ounces per ton over 5 feet.

Historic drilling tested anomalous gold in a >6000 feet long jasperoid-bearing zone. Twenty-two samples returned greater than .1 ounces gold over a zone that is 1300 feet long and open on three sides.

GOLDEN PATRIOT CORP.

Investor Relations

Tel: 1.866.465.3616

E-mail: info@goldenpatriotcorp.com

Web: http://www.goldenpatriotcorp.com